Exhibit 10.1

SECOND AMENDMENT TO THE

ALPHATEC HOLDINGS, INC.

2016 EQUITY INCENTIVE PLAN

(As Amended and Restated Effective June 15, 2017)

This Second Amendment (this “Amendment”) to the Alphatec Holdings, Inc. 2016 Equity Incentive Plan, as amended and restated effective June 15, 2017 (the “Plan”), is made and adopted by Alphatec Holdings, Inc. (the “Company”), a corporation organized under the laws of State of Delaware. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

1.	Section 3(c) of the Plan is hereby amended to read as follows:

“(c) Notwithstanding any provision in the Plan to the contrary, and subject to Paragraph 25, the maximum number of Shares with respect to one or more Stock Rights that may be granted to any one person during any fiscal year shall be 1,250,000. To the extent required by Section 162(m) of the Code, Shares subject to Stock Rights which are canceled shall continue to be counted against the foregoing limit.”

2.	This Amendment is effective as of October 25, 2018.
3.

This Amendment shall be and is hereby incorporated in and forms a part of the Plan. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein. The Plan, as amended by this Amendment, is hereby ratified and confirmed.

* * * * * * * *

I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of the Company on October 25, 2018.

ALPHATEC HOLDINGS, INC.

By:	/s/ Craig E. Hunsaker
Name:	Craig E. Hunsaker
Its:	Corporate Secretary